Pilot Agreement
B-Scada, Inc.
and
Itasca Golf LLC d/b/a Itasca Country Club
As of November 1, 2025

1. Purpose

This Pilot Agreement ("Agreement") sets forth the terms under which B-Scada, Inc. ("B-Scada") will develop and deploy an agentic AI solution known as "Ask Ollie" for Itasca Golf LLC d/b/a Itasca Country Club ("Itasca").

The parties intend for this engagement to serve as a research and development pilot and early adopter deployment of B-Scada's AI platform.

2. Scope of Pilot

B-Scada will develop and provide access to an AI-powered internal assistant ("Ask Ollie") designed to:

- Allow Itasca employees to query internal policies in plain language
- Reference employee handbook and operational procedures
- Provide conversational responses based on uploaded materials
- B-Scada shall provide Itasca with reasonable documentation and training for Ask Ollie.

Features may evolve during the pilot and are considered beta functionality.

3. R&D Partner Status

The parties acknowledge that:

- Itasca is serving as an early adopter and R&D partner
- The platform may evolve rapidly during the pilot
- Feedback from Itasca may inform future commercial versions

4. Pricing

4.1 Pilot Consideration

In exchange for serving as a research and development partner with B-Scada:

- Itasca will receive one (1) year of free access to the finalized production version of Ask Ollie, beginning on the go-live date.

4.2 Post-Pilot Pricing

After the free one year period, pricing will be:

- $1.00 per employee per month; and
- Monthly fees capped at $100 per month
- Any pricing adjustment shall be made on a year-by-year basis and must be mutually agreed upon by both parties prior to taking effect.

4.3 Scope Limitation

The above pricing:

- Applies only to Itasca Country Club and
- Does not extend to additional locations, affiliates, or future deployments unless agreed to in writing.

5. Intellectual Property

5.1 B-Scada Ownership

B-Scada retains exclusive ownership of:

- All software, models, prompts, workflows, and architecture
- Any derivative works or improvements
- All intellectual property developed in relation to the pilot and any products derived therefrom

5.2 Itasca Data Ownership

Itasca retains ownership of:

- Employee handbooks
- Policies and procedures
- Any proprietary data provided by Itasca to the system

5.3 Improvements

Notwithstanding the above, any enhancements or derivative works that incorporate Itasca's proprietary policies, procedures, or workflows shall not be used by B-Scada outside the pilot for commercial purposes without prior written consent from Itasca.

Any enhancements, learnings, or derivative technologies developed during the pilot shall be exclusively owned by B-Scada.

6. Data Use

B-Scada may use anonymized and aggregated learnings from the pilot to:

- Improve its AI systems
- Train internal models
- Develop commercial offerings

B-Scada shall use only anonymized, aggregated data that cannot be traced back to Itasca, its employees, or specific policies. No confidential Itasca documents will be publicly disclosed without consent.

7. AI Use Disclaimer

The parties acknowledge:

- Ask Ollie is an assistive AI tool
- Outputs are informational and may not be complete or error-free
- The platform does not provide legal, HR, or compliance advice
- Human review is required for employment decisions

Itasca shall provide internal guidance to employees that Ask Ollie is assistive only and not authoritative; B-Scada shall support reasonable efforts to communicate known limitations.

8. Confidentiality

Each party agrees to maintain the confidentiality of the other party's non-public information and use such information solely for purposes of this pilot.

Each party shall ensure that its employees, agents, or subcontractors accessing confidential information are bound by obligations at least as restrictive as those herein. Confidentiality obligations survive termination for three (3) years and cover all forms of media, including digital and print.

9. Marketing & Case Study Rights

B-Scada may:

- Identify Itasca as a **launch partner or early adopter**
- Use Itasca's name and logo in investor materials, demos, and case studies

Any public press release will be mutually approved.

10. Term & Termination

10.1 Term

This Agreement begins on the Effective Date and continues until terminated.

10.2 Termination for Convenience

Either party may terminate with **30 days written notice**.

10.3 Termination for Cause

Immediate termination permitted for material breach.

10.4 Effect of Termination

Upon termination:

- Platform access will cease
- Itasca may request a reasonable export of its uploaded data

11. Limitation of Liability

To the fullest extent permitted by law:

- B-Scada's total liability shall not exceed **twelve (12) months of fees paid**
- Neither party shall be liable for indirect, consequential, or special damages

The liability cap shall not apply to claims arising from B-Scada's gross negligence, willful misconduct, or unauthorized disclosure of confidential or proprietary Itasca data.

12. Beta Product Acknowledgment

Itasca acknowledges that:

- The platform may contain bugs or evolving functionality
- Features may change during the pilot
- The pilot is intended for iterative development

13. Independent Contractors

The parties are independent contractors, and nothing herein creates a partnership, joint venture, or employment relationship.

14. Governing Law

This Agreement shall be governed by the laws of the State of Illinois, without regard to conflict of laws principles.

15. Entire Agreement

This Agreement constitutes the entire understanding between the parties and supersedes all prior discussions or agreements related to the subject matter herein.

Amendments must be in writing and signed by both parties.

Signatures

B-Scada, Inc.

Signed by:

By: Adam Acosta
1E614457A8B9494...

Name: Adam Acosta
Title: Director
Date: November 1, 2025

Itasca Golf LLC
d/b/a Itasca Country Club

Signed by:

By: Mark Penway
71FE1683E9BB4B4...

Name: Mark Penway
Title: Chief Financial Officer
Date: November 1, 2025